UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

Biolase Technology, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Cromwell, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-361-1200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2010, the Board of Directors (the “Board”) of Biolase Technology, Inc. (the “Company”) elected Mr. Gregory E. Lichtwardt, age 56, to the Board of Directors and appointed Mr. Lichtwardt to the Audit Committee of the Board. Mr. Lichtwardt is the Executive Vice President, Operations, Treasurer, and Chief Financial Officer of Conceptus, Inc. (“Conceptus”), a NASDAQ-listed company engaged in the design, development, promotion, and distribution of innovative medical products for use in the field of women’s health. From November 2003 to April 2008, he was the Executive Vice President, Treasurer, and Chief Financial Officer of Conceptus. From 2000 to 2002, he was Executive Vice President, Finance, Chief Financial Officer, and Corporate Secretary of Innoventry, Inc., a financial services company. From 1993 to 2000, Mr. Lichtwardt was Vice President, Finance, Chief Financial Officer and Treasurer of Ocular Sciences, Inc., a worldwide developer and marketer of soft contact lenses. Prior to his employment with Ocular Sciences, Mr. Lichtwardt, from 1989 to 1993, held senior management positions in various divisions of Allergan Inc. In addition to these positions, Mr. Lichtwardt has held various financial positions at AST Research, Inc. and at divisions of American Hospital Supply Corporation. He holds a B.B.A. degree from the University of Michigan and an M.B.A. degree from Michigan State University.

Pursuant to the terms of the Company’s 2002 Stock Incentive Plan, upon his election to the Board, Mr. Lichtwardt received an automatic option grant to purchase 28,750 shares, and agreed to accept an option grant to purchase 21,000 shares in lieu of a portion of his cash compensation as a director, of the Company’s common stock at the closing price $1.93 on November 1, 2010. Each option is immediately exercisable for all of the option shares. However, any shares purchased under such option are subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share (determined at the time of repurchase), should Mr. Lichtwardt cease Board service prior to vesting of those shares. The shares vest, and the Company’s right of repurchase lapses, in four successive quarterly installments upon Mr. Lichtwardt’s completion of each quarter of service as a non-employee director measured from the grant date. The shares subject to the option grant will immediately vest in full if certain changes in control or ownership occur or if Mr. Lichtwardt dies or becomes disabled while serving as a director.

There are no understandings or arrangements between Mr. Lichtwardt or any other person and the Company or any of its subsidiaries pursuant to which Mr. Lichtwardt was selected to serve as a director of the Company. There are no family relationships between Mr. Lichtwardt and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Mr. Lichtwardt or any of his immediate family members and the Company or any of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

November 2, 2010

By: Federico Pignatelli
Name: Federico Pignatelli
Title: Chairman and Chief Executive Officer